UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2017

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.
(Address of Principal Executive Offices)

94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer" "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.     Submission of Matters to a Vote of Security Holders.
The Company's Annual Meeting of Shareholders was held on May 11, 2017. On March 17, 2017, the record date for the Annual Meeting, 59,470,929 shares of the Company’s common stock were outstanding and entitled to vote, of which 86% were present for purposes of establishing a quorum. At that meeting, shareholders took the following actions with respect to the proposals described in the Company's 2017 Annual Proxy Statement, filed on March 30, 2017:

1.	The following directors were elected:

	For	Withheld	Broker Non-Votes
Bradley M. Shuster	43,458,579	692,834	6,810,053
Michael Embler	33,805,253	10,346,160	6,810,053
James G. Jones	43,550,083	601,330	6,810,053
Michael Montgomery	43,549,483	601,930	6,810,053
Regina Muehlhauser	43,537,553	613,860	6,810,053
James H. Ozanne	33,754,217	10,397,196	6,810,053
Steven L. Scheid	33,796,545	10,354,868	6,810,053

2.	The NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan (included as Appendix A to the 2017 Proxy) was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
31,448,578	12,381,529	321,306	6,810,053

3.	The ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
50,541,669	57,886	361,911	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: May 16, 2017	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Associate General Counsel

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